Exhibit 5.1

February 12, 2025

Bio-Path Holdings, Inc.

4710 Bellaire Boulevard, Suite 210

Bellaire, Texas 77401

Dear Ladies and Gentlemen:

We have acted as legal counsel to Bio-Path Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-1 (File No. 333-284363) (as amended, the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “Commission”) on January 21, 2025, including the prospectus (the “Prospectus”) which forms a part of the Registration Statement, under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement, including the Prospectus contained therein, relates to the proposed offer and sale by the Company of up to: (i) 13,003,901 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”); (ii) pre-funded warrants to purchase up to 13,003,901 shares of Common Stock (the “Pre-Funded Warrants”); (iii) the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”); (iv) series A warrants to purchase up to 13,003,901 shares of Common Stock (the “Series A Warrants”); (v) the shares of Common Stock issuable upon the exercise of the Series A Warrants (the “Series A Warrant Shares”); (vi) series B warrants to purchase up to 13,003,901 shares of Common Stock (the “Series B Warrants”); (vii) the shares of Common Stock issuable upon the exercise of the Series B Warrants (the “Series B Warrant Shares”); (viii) series C warrants to purchase up to 13,003,901 shares of Common Stock (the “Series C Warrants” and collectively, with the Series A Warrants and the Series B Warrants, the “Common Warrants”); (ix) the shares of Common Stock issuable upon the exercise of the Series C Warrants (the “Series C Warrant Shares” and collectively, with the Series A Warrant Shares and the Series B Warrant Shares, the “Common Warrant Shares”); (x) placement agent warrants to purchase up to 975,293 shares of Common Stock (the “Placement Agent Warrants” and collectively, with the Pre-Funded Warrants and the Common Warrants, the “Warrants”); and (xi) the shares of Common Stock issuable upon the exercise of the Placement Agent Warrants (the “Placement Agent Warrant Shares” and collectively, with the Pre-Funded Warrant Shares and the Common Warrant Shares, the “Warrant Shares”). The Shares, Warrants and Warrants Shares are collectively referred to herein as the “Securities.” This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the Prospectus; (ii) a specimen certificate representing the Common Stock; (iii) the form of securities purchase agreement between the Company and each purchaser to be identified on the signature pages thereto, filed with the Registration Statement (the “Purchase Agreement”); (iv) the form of Pre-Funded Warrant filed with the Registration Statement; (v) the forms of Common Warrants filed with the Registration Statement; (vi) the form of Placement Agent Warrant filed with the Registration Statement; (vii) the Certificate of Incorporation of the Company, as currently in effect; (viii) the First Amended and Restated Bylaws of the Company, as amended, as currently in effect; and (ix) certain resolutions adopted by the Board of Directors of the Company and committees thereof with respect to the Purchase Agreements and the issuance of the Shares, the Warrants and the Warrant Shares. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures (other than persons signing on behalf of the Company); (iii) the authenticity of all documents, certificates and instruments submitted to us as originals; (iv) the conformity with the originals of all documents supplied to us as copies; (v) the accuracy and completeness of all corporate records and documents made available to us by the Company; (vi) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinion stated herein; and (v) that at or prior to the time of the issuance and delivery of any of the Securities, the Registration Statement will have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded. We have relied as to factual matters upon certificates from officers of the Company and certificates and other documents from public officials and government agencies and departments and we have assumed the accuracy and authenticity of such certificates and documents. We have also assumed that, at or prior to the time of the issuance and delivery of any Warrant Shares, that there will not have occurred any change in law, change in the Warrants or the Company’s Certificate of Incorporation or further action by the Company’s board of directors, in each case affecting the validity of the issuance of the Warrant Shares.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, as of the date hereof, we are of the opinion that:

(1) the Shares have been duly authorized for issuance, and when issued and delivered by the Company and paid for pursuant to the terms of the Purchase Agreement and the Registration Statement, the Shares will be validly issued, fully paid and non-assessable;

(2) when the Warrants have been duly executed by the Company and the Warrants have been issued and sold pursuant to the terms of the Purchase Agreement and the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms; and

(3) the Warrant Shares have been duly authorized and, when issued by the Company upon the valid exercise in accordance with the terms of the Warrants and payment of the consideration required in connection therewith, the Warrant Shares will be validly issued, fully paid and non-assessable.

With respect to our opinion in paragraph (2) above, the enforceability of the Warrants may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other laws now or hereafter in effect relating to or affecting enforcement of creditors’ rights generally and by general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether such enforcement is considered in a proceeding in equity or at law. Further, we express no opinion with respect to the validity or enforceability of the following provisions: (i) provisions purporting to release, exculpate, hold harmless or exempt any person or entity from, or to require indemnification or contribution of or by any person or entity for, liability for any matter; (ii) provisions purporting to waive, subordinate or not give effect to rights to notice, demands, legal defenses or other rights or benefits that cannot be waived, subordinated or rendered ineffective under Applicable Law; (iii) provisions relating to severability; (iv) provisions restricting access to courts or purporting to affect the jurisdiction or venue of courts; (v) provisions purporting to exclude all conflicts of law rules; or (vi) provisions providing that decisions by a party are conclusive or may be made in its sole discretion.

With your consent, we have assumed (i) that the Warrants have been duly authorized, executed and delivered by the parties thereto other than the Company, (ii) that the Warrants constitute or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms and (iii) that the status of the Warrants as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

We express no opinion as to the laws of any jurisdiction other than as set forth in the following definition of “Applicable Laws.” For the purpose of this opinion letter, “Applicable Laws” means (i) for the limited purpose of our opinions in paragraphs 1 and 3 above, the General Corporation Law of the State of Delaware (including, to the extent applicable, Delaware statutory and constitutional provisions and reported judicial decisions interpreting the foregoing), and (ii) for the limited purpose of our opinion in paragraph 2 above, the laws of the State of New York. The opinion expressed herein is given as of this date, and we do not undertake to supplement this opinion with respect to any events or changes occurring subsequent to the date of this letter.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Winstead PC

Winstead PC